UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Supertex, Inc.

(Name of Registrant as Specified In Its Charter) Microchip Technology Incorporated

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 Filed by Microchip Technology Incorporated
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Supertex, Inc.
Commission File No.: 000-012718

On February 10, 2014, Microchip Technology Incorporated posted the following materials on its website, www.microchip.com, in connection with its proposed acquisition of Supertex, Inc.

Supertex Acquisition February 10, 2014

2 Supertex Acquisition/February 2014 Cautionary Statement: Statements about the expected timing, completion, benefits and effects of the proposed transaction, and other statements in this presentation that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement, any termination of the acquisition agreement, the effect of the acquisition on Microchip’s and Supertex’s existing relationships with customers and vendors and their operating results and businesses; the costs and outcome of any litigation involving Microchip, Supertex or the acquisition transaction; general economic, industry or political conditions in the U.S. or internationally; and the risks described from time to time in SEC reports including filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of such Forms 10-K, 10-Q and 8-K and other relevant documents for free, as applicable, at Microchip’s website (www.microchip.com) , at Supertex’s website (www.supertex.com), the SEC's website (www.sec.gov) or from commercial document retrieval services. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date hereof. Additional Information and Where to Find It Supertex intends to file a proxy statement in connection with the acquisition transaction. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. Microchip, Supertex and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Supertex in connection with the acquisition transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip's proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on July 11, 2013. Additional information regarding the directors and executive officers of Supertex is also included in Supertex’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on July 2, 2013. These documents are available free of charge at the SEC's web site at www.sec.gov and as described above.

3 Supertex Acquisition/February 2014 Supertex Overview Leader in high voltage analog and mixed signal products for medical, lighting and industrial markets Proprietary, high voltage circuit design and process technologies Deep system and application expertise Rich history of innovations with high voltage processes, designs and applications >325 proprietary products in portfolio 58 patents granted and 36 patents pending CY13 revenue of $65.9M 55.6% non GAAP gross margin; 17.2% non GAAP operating margin Proprietary product line supports consistent profitability $148M cash and equivalents on balance sheet at 12/31/13 No debt Headquartered in Sunnyvale, CA 347 employees worldwide Design centers in Sunnyvale, CA and Hong Kong

4 Supertex Acquisition/February 2014 LED Backlighting Medical Ultrasound Systems Ink jet Printers LED General Lighting Optical Switching / Telecommunications Leading Supplier Of High Voltage Solutions For

5 Supertex Acquisition/February 2014 Compelling Strategic Rationale Adds proprietary high voltage (50V to 1000V) analog and mixed signal products to our portfolio Adds high voltage process technologies and know how that will enable new solutions for our current businesses Expands our footprint in the long life cycle Medical and Industrial market segments Expands our position in fast growing LED and general lighting applications Microchip’s strong manufacturing and sales channel strengths can extend the reach of Supertex’s solutions into new applications and markets Adds strong patent portfolio to Microchip IP portfolio

6 Supertex Acquisition/February 2014 Transaction Summary Transaction value of $394M $246M net of Supertex’s cash and equivalents Expect transaction to be accretive on a non-GAAP basis in the first full quarter Expect transaction to close in CQ2 2014 Will provide revenue, gross margin and EPS impact after the transaction closes

Thank You! www.microchip.com